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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF R. G. BARRY CORPORATION

                                                                     State or Other
                                                                     Jurisdiction of
                                                                     Incorporation or
Name                                                                   Organization
----                                                                 ----------------
R. G. Barry International, Inc.                                            Ohio

The Dearfoams Company                                                      Ohio

RGB Technology, Inc. (formerly known as Vesture Corporation)          North Carolina

Barry de Mexico, S.A. de C.V.                                              Mexico

Barry de Acuna, S.A. de C.V.                                               Mexico

Barry de Zacatecas, S.A. de C.V.                                           Mexico

Procesadora de Nuevo Laredo, S.A. de C.V.                                  Mexico

Barry Comfort de Mexico, S.A. de C.V.                                      Mexico

Barry Distribution Center de Mexico, S.A. de C.V.                          Mexico

Escapade, S.A.                                                             France

   Fargeot et Compagnie, S.A. (1)                                          France

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(1)   Wholly-owned subsidiary of Escapade, S.A.